                                                                    Exhibit 16.1



June 17, 2004



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Gentlemen:


We have read Item 4 of Form 8-K dated June 16, 2004 of Merrimac Industries, Inc. and are in agreement with the statements contained in the second through fifth paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                                /s/ Ernst & Young LLP